Exhibit 99.1

iRhythm Holdings Announces Third Quarter 2026 Financial Results

SAN FRANCISCO, November 5, 2026 -- iRhythm Holdings, Inc. (NASDAQ: IRTC), a leading digital health care company with a mission to create trusted solutions that detect, predict, and prevent disease, today reported financial results for the three months ended September 30, 2026.

Third Quarter 2026 Financial Highlights
•Revenue of $221.6 million, a 14.9% increase compared to third quarter 2025
•Gross margin of 74.2%, a 310-basis point increase compared to third quarter 2025
•GAAP net loss of $29.9 million, a $24.6 million increase in net loss compared to third quarter 2025
•Adjusted EBITDA and adjusted EBITDA margin of $51.2 million and 23.1%, respectively, a $29.6 million and 1,190-basis point improvement, respectively, compared to third quarter 2025
•Unrestricted cash, cash equivalents, and marketable securities of $560.7 million as of September 30, 2026
•Increased fiscal year 2026 revenue guidance to $890 million to $895 million and adjusted EBITDA margin guidance to 15.5% to 16.0%

Recent Operational Highlights
•Delivered another strong quarter, driven by healthy volume-led revenue growth of Zio Monitor and robust margin expansion, with broad-based momentum across cardiology, primary care, innovative channels and international markets
•Completed the acquisition of VitalConnect on October 5, 2026, broadening our cardiac monitoring portfolio with an immediate FDA-cleared mobile cardiac telemetry offering, advancing our multi-vitals strategy, and expanding our addressable market across the continuum of care
•Published three large-scale real world studies demonstrating product superiority of Zio AT (CAMELOT-ALERT1), Zio Long-Term Continuous Monitoring (EXCALIBUR2), and improvements in Zio Monitor performance and diagnostic yield compared with Zio XT3 in over 1.7 million total patients
•Submitted FDA 510(k) applications for pediatric use with our Zio Monitor long-term continuous monitoring business
•Closed a new $300 million senior secured revolving credit facility on November 3, 2026, providing additional liquidity to support our long-term growth objectives

“Our third quarter results reflect the continued strength of our core business. Demand for Zio Monitor remains robust, exceeding our expectations in the quarter, driven by volume growth across care settings and channels. We also continued to take meaningful steps forward with significant margin expansion, and consistent execution against our strategic priorities,” said Quentin Blackford, President and Chief Executive Officer of iRhythm. “With the acquisition of VitalConnect now closed, we are encouraged by the early opportunities we see to broaden our capabilities and serve more patients within the ambulatory cardiac monitoring market and across the continuum of care. With an immediate FDA-cleared mobile cardiac telemetry device, we are excited to be able to offer the marketplace a best-in-class MCT portfolio of options. We remain focused on advancing innovation, expanding access to Zio, and investing in the growth initiatives that we believe will create durable value for patients, clinicians, and stockholders.”

Third Quarter 2026 Financial Results
Revenue for the third quarter of 2026 was $221.6 million, up 14.9% from $192.9 million during the same period in 2025. The increase was driven primarily by sustained volume demand across our customer base, reflecting continued strength in our core business and contributions from newer growth channels.

Gross profit for the third quarter of 2026 was $164.5 million, up 20.0% from $137.1 million during the same period in 2025, while gross margin was 74.2%, a 310-basis point improvement compared to the third quarter of 2025. The increase in gross profit was primarily due to increased volume of Zio services, as well as a one-time benefit from tariff refunds of approximately $3.1 million. The increase in gross margin was primarily driven by continued operational efficiencies, product mix, a tariff refund one-time benefit, and disciplined execution.

Exhibit 99.1

Operating expenses for the third quarter of 2026 were $197.0 million, compared to $145.6 million for the same period in 2025. Adjusted operating expenses for the third quarter of 2026 were $138.6 million, compared to $141.4 million during the same period in 2025. The decrease in adjusted operating expenses, period over period, reflects a disciplined approach to investment, as we funded key growth initiatives while thoughtfully managing costs across the broader organization.

GAAP net loss for the third quarter of 2026 was $29.9 million, or net loss per diluted share of $0.90, compared with GAAP net loss of $5.2 million, or net loss per diluted share of $0.16, for the same period in 2025. Adjusted net income for the third quarter of 2026 was $27.8 million, or net income per diluted share of $0.82, compared with an adjusted net loss of $2.0 million, or net loss per diluted share of $0.06, for the same period in 2025. The improvement was primarily driven by our revenue growth and operating leverage achieved through implementation of efficiency initiatives.

Unrestricted cash, cash equivalents, and marketable securities were $560.7 million as of September 30, 2026.

2026 Annual Guidance
For the full year 2026, iRhythm expects revenue between $890 million and $895 million, which includes approximately $16 million of expected VitalConnect revenue contribution from the October 5, 2026 acquisition close through year-end. iRhythm also expects adjusted EBITDA margin between 15.5% and 16.0%, inclusive of VitalConnect. iRhythm’s guidance reflects continued volume-led growth and operating leverage while maintaining disciplined investment in innovation and market expansion.

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT/4:30 p.m. ET. Interested parties may access a live and archived webcast of the presentation on the “Events & Presentations” section of the company’s investor website at investors.irhythmtech.com.

About iRhythm Holdings, Inc.
iRhythm is a leading digital health care company with a mission to create trusted solutions that detect, predict, and prevent disease. Combining wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats into clinically actionable information. Through a relentless focus on patient care, iRhythm’s vision is to deliver better data, better insights, and better health for all.

Use of Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted operating expenses and free cash flow. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures may be helpful to investors. However, non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our disclosure of non-GAAP financial measures as a tool for comparison. See the schedules attached to this press release for additional information and reconciliations of such non-GAAP financial measures. We have not reconciled our adjusted EBITDA margin estimates for full year 2026 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of adjusted EBITDA margin estimates is not available without unreasonable effort.

Adjusted EBITDA is defined as net income (loss) before income tax provision, depreciation and amortization, interest expense, and interest income and as further adjusted for stock-based compensation expense, changes in fair value of strategic investments, impairment charges, business transformation costs, certain intellectual property litigation expenses, certain litigation settlements (net of expected insurance recoveries), costs related to the cybersecurity incident (net of expected insurance recoveries), and loss on extinguishment of debt. Business transformation costs include costs associated with professional services, employee termination and relocation, third-party merger and acquisition, integration, and other costs to augment and restructure the organization, inclusive of both outsourced and offshore resources.

Exhibit 99.1

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. An investor can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future actions or operating or financial performance. In particular, these statements include statements regarding our financial guidance, volume growth and margin expansion, market opportunity, ability to penetrate the market, expansion into new health programs, international market expansion, anticipated productivity and quality improvements, anticipated demand for our products and services and our expectations for growth, and statements regarding the anticipated benefits of the VitalConnect acquisition, including our ability to broaden our capabilities, advance our multi-vitals strategy, expand our addressable market and serve more patients across the continuum of care, our ability to create durable, long-term value for patients, clinicians and stockholders; and the anticipated benefits of our revolving credit facility. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: intense competition in the markets we compete in; fluctuations in our operating results; our ability to successfully integrate any acquisitions or strategic investments; risks associated with managing our growth; future U.S. and global political, competitive, reimbursement and regulatory conditions, including changing trade and tariff policies; geopolitical conflicts and tensions; distribution and supply chain disruptions and cost increases; new product and service introductions and the market acceptance of those products and services; expected pricing environment; intellectual property rights; litigation; financial market conditions; the execution and effect of our business strategy; and future business decisions made by us and our competitors. Additional risks are described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q expected to be filed on or about November 5, 2026. These forward-looking statements speak only as of the date of this press release and should not be unduly relied upon. iRhythm undertakes no obligation to update them except as required by law.

Investor Contact
Francis Pruell
investors@irhythmtech.com

Media Contact
Kassandra Perry
mediarelations@irhythmtech.com

1.Russo P, Strom J, Nathan R, Song Y, Shokoohi M, Passman R, Reynolds M, Mittal S. Clinical and economic outcomes in diagnostic-naïve Medicare fee-for-service beneficiaries managed with alert-based ambulatory cardiac monitors: The CAMELOT-ALERT study. American Heart Journal. 2026 Aug 28. doi: 10.1016/j.ahj.2026.10759
2.Mittal S, Reynolds MR, Hughes A, Buysman EK, Hendrickson EM, Boyle K, Wright B, Ashburner JM, Turakhia M, Passman RS. Comparative Clinical Outcomes Across Ambulatory Cardiac Monitoring Modalities. Clin Cardiology. 2026 Oct;49(10):e70500. doi:10.1002/clc.70500
3.Knight BP, Pinkerton R, Ellis J, Ashburner JM, Wazni OM, Passman RS, Turakhia MP, Mittal M. Real-world performance and diagnostic yield gains of a next-generation patch-based 14-day uninterrupted ambulatory electrocardiogram monitor. Heart Rhythm O2. October 9, 2026. https://www.heartrhythmopen.com/article/S2666-5018(26)00597-0/fulltext

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

(unaudited)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$394,718	$236,012
Restricted cash	10,000	—
Marketable securities	166,001	347,751
Accounts receivable, net	81,126	75,706
Inventory	23,222	21,634
Prepaid expenses and other current assets	55,143	21,662
Total current assets	730,210	702,765
Property and equipment, net	176,938	151,599
Operating lease right-of-use assets	37,670	41,827
Restricted cash	8,358	8,358
Goodwill	862	862
Long-term strategic investments	74,514	69,913
Other assets	62,889	44,718
Total assets	$1,091,441	$1,020,042
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,395	$2,256
Accrued liabilities	167,630	128,747
Deferred revenue	4,668	4,201
Operating lease liabilities, current portion	17,039	16,686
Total current liabilities	204,732	151,890
Long-term senior convertible notes	651,858	649,504
Other noncurrent liabilities	908	908
Operating lease liabilities, noncurrent portion	56,837	64,994
Total liabilities	914,335	867,296
Stockholders’ equity:
Preferred stock, $0.001 par value – 5,000 shares authorized; none issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value – 100,000 shares authorized; 33,414 shares issued and 33,185 shares outstanding at September 30, 2026, and 32,526 shares issued and 32,297 shares outstanding at December 31, 2025	33	32
Additional paid-in capital	1,049,900	980,757
Accumulated other comprehensive (loss) income	(216)	403
Accumulated deficit	(847,611)	(803,446)
Treasury stock, at cost; 229 shares at September 30, 2026 and December 31, 2025	(25,000)	(25,000)
Total stockholders’ equity	177,106	152,746
Total liabilities and stockholders’ equity	$1,091,441	$1,020,042

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2026	2025	2026	2025
Revenue, net	$221,592	$192,884	$645,154	$538,248
Cost of revenue	57,098	55,762	176,102	159,053
Gross profit	164,494	137,122	469,052	379,195
Operating expenses:
Research and development	20,599	21,033	61,800	63,564
Acquired in-process research and development	303	302	898	2,296
Selling, general and administrative	125,636	124,216	393,175	370,549
Litigation settlements	49,788	—	63,738	—
Impairment charges	723	—	723	2,479
Total operating expenses	197,049	145,551	520,334	438,888
Loss from operations	(32,555)	(8,429)	(51,282)	(59,693)
Interest and other income, net:
Interest income	4,699	5,944	14,354	16,184
Interest expense	(3,298)	(3,281)	(9,882)	(9,832)
Other income, net	1,303	578	3,145	3,717
Total interest and other income, net	2,704	3,241	7,617	10,069
Loss before income taxes	(29,851)	(5,188)	(43,665)	(49,624)
Income tax provision	—	24	500	506
Net loss	$(29,851)	$(5,212)	$(44,165)	$(50,130)
Net loss per common share, basic and diluted	$(0.90)	$(0.16)	$(1.35)	$(1.57)
Weighted-average shares, basic and diluted	33,099	32,170	32,836	31,919

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2026	2025	2026	2025
Adjusted EBITDA reconciliation*
Net loss, as reported[1]	$(29,851)	$(5,212)	$(44,165)	$(50,130)
Interest expense	3,298	3,281	9,882	9,832
Interest income	(4,699)	(5,944)	(14,354)	(16,184)
Changes in fair value of strategic investments	(832)	(894)	(3,101)	(3,889)
Income tax provision	—	24	500	506
Depreciation and amortization	5,324	5,173	15,588	15,488
Stock-based compensation	19,490	21,006	61,020	67,177
Impairment charges	723	—	723	2,479
Business transformation costs[2]	6,590	913	8,094	2,341
Intellectual property litigation expenses[3]	1,211	3,212	9,828	7,000
Litigation settlements[4]	49,788	—	63,738	—
Cybersecurity incident[5]	142	—	828	—
Adjusted EBITDA	$51,184	$21,559	$108,581	$34,620

Adjusted net income (loss) reconciliation*
Net loss, as reported[1]	$(29,851)	$(5,212)	$(44,165)	$(50,130)
Impairment charges	723	—	723	2,479
Business transformation costs[2]	6,590	913	8,094	2,341
Intellectual property litigation expenses[3]	1,211	3,212	9,828	7,000
Changes in fair value of strategic investments	(832)	(894)	(3,101)	(3,889)
Litigation settlements[4]	49,788	—	63,738	—
Cybersecurity incident[5]	142	—	828	—
Tax effect of adjustments[6]	44	5	(153)	(300)
Adjusted net income (loss)	$27,815	$(1,976)	$35,792	$(42,499)

Interest expense on senior convertible notes, net of tax	$3,298	$—	$—	$—
Numerator used in computing adjusted net income (loss) per diluted share	$31,113	$(1,976)	$35,792	$(42,499)

Exhibit 99.1

IRHYTHM HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information (continued)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2026	2025	2026	2025
Adjusted net income (loss) per diluted share reconciliation*
Net loss, as reported[1]	$(0.90)	$(0.16)	$(1.35)	$(1.57)
Impairment charges	0.02	—	0.02	0.08
Business transformation costs[2]	0.17	0.03	0.24	0.07
Intellectual property litigation expenses[3]	0.03	0.10	0.29	0.22
Changes in fair value of strategic investments	(0.02)	(0.03)	(0.09)	(0.12)
Litigation settlements[4]	1.31	—	1.90	—
Cybersecurity incident[5]	—	—	0.02	—
Tax effect of adjustments[6]	—	—	—	(0.01)
Interest expense on senior convertible notes, net of tax	0.09	—	—	—
Impact of adjustment to diluted shares, as reported[7]	0.12	—	0.04	—
Adjusted net income (loss) per diluted share	$0.82	$(0.06)	$1.07	$(1.33)

Weighted-average shares, basic and diluted, as reported	33,099	32,170	32,836	31,919
Equity incentive awards	337	—	634	—
Senior convertible notes	4,492	—	—	—
Weighted-average shares used in computing adjusted net income (loss) per diluted share	37,928	32,170	33,470	31,919

Adjusted operating expenses reconciliation*
Operating expenses, as reported	$197,049	$145,551	$520,334	$438,888
Impairment charges	(723)	—	(723)	(2,479)
Business transformation costs[2]	(6,590)	(913)	(8,094)	(2,341)
Intellectual property litigation expenses[3]	(1,211)	(3,212)	(9,828)	(7,000)
Litigation settlements[4]	(49,788)	—	(63,738)	—
Cybersecurity incident[5]	(142)	—	(828)	—
Adjusted operating expenses	$138,595	$141,426	$437,123	$427,068

Free cash flow reconciliation*
Net cash provided by operating activities[8]	$4,438	$34,883	$29,345	$54,651
Less: Purchases of property and equipment	(15,983)	(14,831)	(36,453)	(34,619)
Free cash flow	$(11,545)	$20,052	$(7,108)	$20,032
*Certain numbers expressed may not sum due to rounding.
1 Net loss for the three and nine months ended September 30, 2026 includes $0.3 million and $0.9 million of acquired in-process research and development expense, and $0.3 million and $2.3 million for the three and nine months ended September 30, 2025, respectively.
2 Business transformation costs include $6.0 million associated with the VitalConnect acquisition for the three and nine months ended September 30, 2026.
3 Excludes third-party attorneys' fees and expenses associated with patent litigation brought against the Company by Welch Allyn, Inc. and Bardy Diagnostics, Inc., subsidiaries of Baxter International, Inc.
4 Excludes charges for Baxter patent litigation and securities class action litigation settlement, net of expected insurance recoveries.
5 Represents expenses directly related to the Cybersecurity Incident, net of expected insurance recoveries, including investigation and remediation, customer notifications, and professional and consultancy expenses.
6 Income tax impact of Non-GAAP adjustments listed.
7 The adjustments are for the transition from net loss per diluted share, as reported, to adjusted net income per diluted share, due to our dilutive securities, which include equity incentive awards and senior convertible notes.
8 Net cash provided by operating activities for the three and nine months ended September 30, 2026 includes $50.0 million of Baxter patent litigation settlement costs.